VOTER PROFILE:
Voter ID: 123456789	Security ID: 123456789
Shares Held: 1,234,567	Household ID: 000000

VOTE REGISTERED TO:

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SHAREHOLDER’S REGISTRATION PRINTED HERE *BOXES FOR TYPSETTING PURPOSES ONLY*

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES

YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

VOTE ON THE INTERNET

Go to the website below and enter your control number or simply use your camera on your smart phone to scan this QR code. Internet voting is available 24 hours day.

vote.proxyonline.com

CONTROL NUMBER: 123456789101

VOTE BY PHONE

Call (888) 227-9349 to reach an automated touch- tone voting line or call the number below to speak with a live representative Monday through Friday 9 a.m. to 10 p.m. EST.

(800) 628-8532

VOTE BY MAIL

Mail your signed and voted proxy back in the postage paid envelope provided.

Postage-Paid Envelope

“FUND NAME HERE”

PROXY FOR THE JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 27, 2025

This proxy is solicited on behalf of the Board of Trustees of the Fund. I (we) the undersigned holder(s) of shares of the above- mentioned Fund, having received notice of the meeting and the Joint Proxy Statement/Prospectus, and revoking all prior proxies, hereby appoint Lisa M. Jones, Christopher J. Kelley, Thomas Reyes and Anthony J. Koenig, Jr, and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Shareholders (the “Special Meeting”) of the Fund scheduled to be held on March 27, 2025, at 11:00 a.m. Eastern Time at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 and any adjournments, postponements, continuation or rescheduling thereof, and to vote and act upon the following matters (as more fully described in the accompanying Joint Proxy Statement/Prospectus) in respect of all shares of the Fund which I (we) would possess if personally present.

Do you have questions? If you have any questions about how to vote your proxy, please call toll-free (800) 628-8532. Representatives are available to assist you Monday through Friday 9:00 a.m. – 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 27, 2025. The Joint Proxy Statement/Prospectus for this meeting is available at: https://vote.proxyonline.com/pioneer/docs

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]
“Fund Name Here”	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys- in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE)DATE

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SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL

1.To approve an Agreement and Plan of Reorganization pursuant to which the Pioneer Fund listed above will reorganize into a corresponding series of Victory Portfolios IV.

FOR AGAINST ABSTAIN

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THANK YOU FOR VOTING.

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]